Filed Pursuant to Rule 424(b)(5)
Registration No. 333-295995
Prospectus Supplement
(to Prospectus dated May 18, 2026)
Up to $200,000,000
Ordinary Shares
ICHOR HOLDINGS, LTD.

We have entered into a sales agreement with TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, Needham & Company, LLC, and Craig-Hallum Capital Group LLC (each, an “Agent” and collectively, the “Agents”), as sales agents relating to our ordinary shares, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $200,000,000 from time to time through the Agents acting as our agents or principals.
Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “ICHR”. The last reported sale price of our ordinary shares on The Nasdaq Global Select Market on May 15, 2026 was $73.27 per share.
Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through The Nasdaq Global Select Market or any other trading market for our ordinary shares, or by any other method permitted by law. The Agents are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agents for sales of our ordinary shares sold pursuant to the sales agreement will be an amount of up to 3.0% of the gross proceeds of any ordinary shares sold under the sales agreement. In connection with the sale of our ordinary shares on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Our business and an investment in our ordinary shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TD Cowen	Stifel	Needham & Company	Craig-Hallum

Prospectus Supplement dated May 18, 2026

Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this “shelf” registration process, we may, from time to time, offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. Under this prospectus supplement, we may from time to time offer and sell our ordinary shares having an aggregate offering price of up to $200,000,000 at prices and on terms to be determined by market conditions at the time of the offering. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectuses we may provide to you in connection with this offering. We have not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell or seeking an offer to buy our ordinary shares under this prospectus in any jurisdiction where the offer or sale is not permitted.
Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.
Furthermore, you should not consider this prospectus supplement and the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find

More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include our trademarks and service marks which are protected under applicable intellectual property laws and are the property of Ichor Holdings, Ltd. or its subsidiaries. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Unless the context indicates otherwise, references in this prospectus supplement to “Ichor,” “the Company,” “we,” “us,” “our” and similar references refer to Ichor Holdings, Ltd. and its subsidiaries.
OVERVIEW
We are a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e‑beam and laser welded components, precision vacuum and hydrogen brazing and surface treatment technologies, and other proprietary products.
Fluid delivery subsystems ensure accurate measurement and uniform delivery of specialty gases and chemicals at critical steps in the semiconductor manufacturing processes. Any malfunction or material degradation in fluid delivery reduces yields and increases the likelihood of manufacturing defects in these processes. Most original equipment manufacturers (“OEMs”) outsource all or a portion of the design, engineering, and manufacturing of their gas delivery subsystems to a few specialized suppliers, including us. Additionally, many OEMs are outsourcing the design, engineering, and manufacturing of their chemical delivery subsystems due to the increased fluid expertise required to manufacture these subsystems. Outsourcing these subsystems allows OEMs to leverage their suppliers’ highly specialized engineering, design, and production skills while focusing their internal resources on their own value-added processes. Outsourcing enables OEMs to reduce their costs and development time, as well as provide growth opportunities for specialized subsystems suppliers like us.
We have a global footprint with production facilities in California, Minnesota, Oregon, Texas, Singapore, Malaysia, and Mexico. As of March 27, 2026, we employed approximately 1,950 full‑time employees and 629 contingent/temporary employees worldwide. As of the first quarter of 2026, our largest customers by sales were Lam Research, Applied Materials, and ASML.
For additional information about us, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information
Our principal executive offices are located at 3185 Laurelview Ct., Fremont, California, 94538, and our telephone number at that address is (510) 897-5200. Our website address is www.ichorsystems.com. The reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

THE OFFERING

Ordinary shares offered by us	Ordinary shares having an aggregate offering price up to $200,000,000

Ordinary shares to be outstanding immediately after this offering(1)
Up to 37,596,683 ordinary shares, after giving effect to the assumed sale of 2,729,630 ordinary shares at a price of $73.27 per share, which was the closing price of our ordinary shares on The Nasdaq Global Select Market on May 15, 2026. The actual number of ordinary shares issued will depend on the price at which shares are sold from time to time during this offering.

Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $199.3 million after deducting our estimated offering expenses. We intend to use the net proceeds from the sale of our ordinary shares in this offering to repay our outstanding indebtedness under our term loan facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. We expect to use a portion of the net proceeds of this offering to repay outstanding indebtedness under our term loan facilities, including fees and expenses. As of March 27, 2026, we had total principal outstanding of $123.4 million under our term loan facility, which matures on September 26, 2030. At March 27, 2026, such facility bore interest under the Bloomberg Short-Term Bank Yield Index rate of 5.92%.

We retain broad discretion over the use of the net proceeds from the sale of our ordinary shares offered hereby. See “Use of Proceeds” for additional information.

Plan of Distribution	The Agents may, according to the terms of the sales agreement, sell the ordinary shares offered under this prospectus supplement in an “at-the-market offering”. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

Conflicts of Interest	Certain of the Agents and/or their affiliates are lenders under certain of our existing indebtedness. As described in “Use of Proceeds,” some of the net proceeds of this offering may be used for the repayment or refinancing of outstanding debt. In the event that more than 5% of the net proceeds of this offering will be received by one or more Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), as administered by FINRA. See “Plan of Distribution (Conflicts of Interest) - Conflicts of Interest”.

Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before investing in our ordinary shares.

Nasdaq Global Select Market Symbol	“ICHR”
_________________
(1)The number of our ordinary shares outstanding after this offering is based on 34,867,053 shares outstanding as of May 15, 2026 and does not include: (i) 3,895,570 ordinary shares reserved for future issuance under our 2025 Omnibus Incentive Plan (including ordinary shares issuable upon the exercise of 5,904 outstanding vested and exercisable options and 1,581,717 ordinary shares issuable upon vesting of restricted stock units and performance stock units (as if performance conditions were achieved at target level)) and (ii) 1,917,303 shares available for purchase under our Employee Stock Purchase Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate by reference “forward-looking statements”
made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies, as well as our estimates of our markets, expected growth rates of these markets and statements regarding our ability to grow within and further penetrate our markets. These statements are contained in many sections of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.
Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 26, 2025, which is incorporated in this prospectus supplement by reference (and in any of our other filings with the SEC). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement under the heading “Risk Factors,” as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain estimates, projections, statistical data and other information made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the risk factors described below and in the accompanying prospectus and the risk factors discussed in the sections entitled “Risk Factors” contained in our filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 26, 2025, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.
Risks Related To This Offering and Ownership of Our Ordinary Shares
The price of our ordinary shares may fluctuate substantially.
You should consider an investment in our ordinary shares to be risky, and you should invest in our ordinary shares only if you can withstand a loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our ordinary shares to fluctuate, in addition to the other risks mentioned in this section of this prospectus supplement, are:
•failures to meet external expectations or management guidance;
•fluctuations in our quarterly financial results or the quarterly financial results of similar companies;
•our announcements or our competitors’ announcements regarding new products or services, enhancements, significant contracts, acquisitions or strategic investments;
•changes in earnings estimates or recommendations by securities analysts, if any, who cover our ordinary shares;
•speculation about our business in the press or investment community;
•changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of ordinary shares by our shareholders, our incurrence of additional debt or our failure to comply with the agreements governing our credit facilities;
•our decision to enter new markets;
•our ability to successfully execute our growth strategy;
•reputational issues;
•changes in general economic and market conditions in any of the regions in which we conduct our business;
•material litigation or government investigations;
•a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;
•adverse economic conditions, trade policies, political conditions, outbreaks of war, disasters, or regulatory or other policy changes in states or countries where we have a concentration of our business;
•fluctuations in foreign currency exchange rates;

•a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation; changes in the U.S.-based credit markets;
•sales of substantial amounts of shares by our directors, executive officers or significant shareholders, or the perception that such sales could occur;
•changes in industry conditions or perceptions;
•our ability to comply with non-U.S. laws, regulations and policies; and
•changes in applicable laws, rules or regulations.
In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our ordinary shares could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our share price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.
Future sales of our ordinary shares, or the perception in the public markets that these sales may occur, may depress our share price.
We may seek to raise additional capital from time to time in the future, which may involve the issuance of additional ordinary shares, or securities convertible into ordinary shares. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the price of our ordinary shares and could impair our ability to raise capital through the sale of additional shares. In the future, we may also issue our securities in connection with investments or acquisitions. The number of our ordinary shares issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding ordinary shares and to the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.
The ordinary shares offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the sales agreement. The number of shares that are sold by the Agents after delivery of a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will ultimately be issued.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.
We intend to use the net proceeds from the sale of ordinary shares in this offering to repay our outstanding indebtedness under our term loan facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. We expect to use a portion of the net proceeds of this offering to repay outstanding indebtedness under our term loan facility, including fees and expenses. As of March 27, 2026, we had total principal outstanding of $123.4 million under our term loan facility, which matures on September 26, 2030. At March 27, 2026, such facility bore interest under the Bloomberg Short-Term Bank Yield Index rate of 5.92%.
We retain broad discretion over the use of the net proceeds from the sale of ordinary shares offered hereby and, accordingly, you will need to rely upon the judgment of our management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
We do not expect to pay any cash dividends for the foreseeable future.
We do not anticipate that we will pay any cash dividends on our ordinary shares for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, contractual restrictions (including those under our credit facilities and any potential indebtedness we may incur in the future), restrictions imposed by applicable law, tax considerations and other factors our board of directors deems relevant. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends. Accordingly, realization of a gain on an investment in our ordinary shares will depend on the appreciation of the price of our ordinary shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our ordinary shares.
If securities or industry press or analysts cease covering our ordinary shares, publish negative research or reports about our business, or if they change their recommendations regarding our ordinary shares adversely, the share price and trading volume of our ordinary shares could decline.
The trading market for our ordinary shares may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our ordinary shares, or if industry press publishes negative articles about us, the share price of our ordinary shares would likely decline. If one or more of these analysts ceased coverage of our Company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
Our ordinary shares are equity and are subordinate to our existing and future indebtedness.
Our ordinary shares are equity interests in the Company and do not constitute indebtedness. As such, our ordinary shares will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $199.3 million after deducting our estimated offering expenses.
We intend to use the net proceeds from this offering to repay our outstanding indebtedness under our term loan facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. We continue to believe that opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We expect to use a portion of the net proceeds of this offering to repay outstanding indebtedness under our term loan facility, including fees and expenses. We have not yet determined the amount of net proceeds to be used specifically for any general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our ordinary shares offered hereby.
As of March 27, 2026, we had total principal outstanding of $123.4 million under our term loan facility, which matures on September 26, 2030. At March 27, 2026, such facility bore interest under the Bloomberg Short-Term Bank Yield Index rate of 5.92%.
The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds that we will have from the sale of our ordinary shares. See “Risk Factors—We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.” Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

MATERIAL TAX CONSIDERATIONS
Material Cayman Islands Tax Consequences
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under the laws of your country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended to be tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of an ordinary share.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and has received an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
(2011 Revision)
Undertaking as to Tax Concessions
In accordance with Section 6 of the Tax Concessions Law (2011 Revision) the Governor in Cabinet undertakes with us:
•(a) that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and
•(b) in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable.
◦(i) on or in respect of our shares, debentures or other obligations; or
◦(ii) by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2011 Revision).

These concessions shall be for a period of TWENTY years from the 22nd day of September 2015.
Material U.S. Federal Income Tax Consequences
The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined below), under current law, of an investment in our ordinary shares pursuant to this offering. This discussion is based on the federal income tax laws of the United States as of the date of this prospectus supplement, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed income tax regulations (“Treasury Regulations”) promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, or the IRS, and other applicable authorities, all as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with our statements and conclusions. This discussion, moreover, does not address the United States federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-United States tax considerations, relating to the ownership or disposition of our ordinary shares. Except as specifically described below, this discussion does not address any tax consequences or reporting obligations that may be applicable to persons holding ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States.
This discussion applies only to a United States Holder (as defined below) that holds ordinary shares as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion neither addresses the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations, such as:
•banks and certain other financial institutions;
•insurance companies;
•regulated investment companies;
•real estate investment trusts;
•brokers or dealers in stocks and securities, or currencies;
•persons who use or are required to use a mark-to-market method of accounting;
•certain former citizens or residents of the United States subject to Section 877 of the Code;
•entities subject to the United States anti-inversion rules;
•tax-exempt organizations and entities;
•persons whose functional currency is other than the United States dollar;
•persons holding ordinary shares as part of a straddle, hedging, conversion or integrated transaction;
•persons that actually or constructively own ordinary shares representing 10% or more of our voting power or value;
•persons who acquired ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•entities or arrangements which are treated for United States federal income tax purposes as partnerships or other pass-through entities, or persons holding ordinary shares through such entities;
•persons required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement; or
•persons that held, directly, indirectly or by attribution, ordinary shares or other ownership interests in us prior to this offering.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the ordinary shares, the tax treatment of an owner in such entity or arrangement generally will depend upon the status of the owner and the activities of the entity or arrangement. An entity or arrangement which is treated as a partnership for United States federal income tax purposes holding ordinary shares (and the owners in such entities or arrangements) should consult its tax advisors regarding the tax consequences of investing in and holding the ordinary shares.
THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of the discussion below, a “United States Holder” is a beneficial owner of ordinary shares that is, for United States federal income tax purposes:
•an individual who is a citizen or resident of the United States (as determined for U.S. federal tax purposes);
•a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to United States federal income taxation regardless of its source; or
•a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury Regulations to treat such trust as a domestic trust.
Dividends and Other Distributions on Our Ordinary Shares
Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution that we make to you with respect to the ordinary shares (including any amounts withheld to reflect withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including any withheld taxes) will be includable in your gross income on the day actually or constructively received by you.

Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid generally will be reported as a “dividend” for United States federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to qualifying corporations under the Code.
Dividends received by a non-corporate United States Holder, including an individual, may qualify for the lower rates of tax applicable to “qualified dividend income,” provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a passive foreign investment company in the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain other requirements (including a holding period requirement) discussed below are satisfied.
Under a published IRS Notice, common or ordinary shares are considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Global Select Market, as our ordinary shares are. Accordingly, subject to the passive foreign investment company risk discussion below (see “—Passive Foreign Investment Company”), dividends paid (if any) to a non-corporate United States Holder with respect to our ordinary shares for which the requisite holding period is satisfied (as discussed in the next paragraph) should be eligible for the lower rates of tax applicable to qualified dividend income.
Even if dividends would otherwise be eligible for the lower rates of tax applicable to qualified dividend income, a non-corporate United States Holder will not be eligible for such lower rates if it does not hold our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or if the United States Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply if the non-corporate United States Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property.
You should consult your tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ordinary shares.
Any non-United States withholding taxes imposed on dividends paid to you with respect to the ordinary shares generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability, subject to the various limitations and disallowance rules that apply to foreign tax credits generally. For purposes of calculating the foreign tax credit limitation, dividends paid to you with respect to the ordinary shares will be treated as income from sources outside the United States and generally will constitute passive category income. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.
Disposition of Our Ordinary Shares
You will recognize gain or loss on a sale or exchange of the ordinary shares in an amount equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in the ordinary shares. Subject to the discussion under “—Passive Foreign Investment Company” below, such gain or loss generally will be capital gain or loss. Capital gains of a non-corporate United States Holder, including an individual, that has held the ordinary shares for more than one year currently are eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.
Any gain or loss that you recognize on a disposition of the ordinary shares generally will be treated as United States-source income or loss for foreign tax credit limitation purposes. You should consult your tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.

Passive Foreign Investment Company
Based on the current and anticipated value of our assets and the composition of our income and assets, we do not expect to be treated as a passive foreign investment company (a “PFIC”) for United States federal income tax purposes for our current taxable year ending December 31, 2026, although there can be no assurances in this regard. The determination of PFIC status for any taxable year cannot be made until the close of such taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. Accordingly, we cannot assure you that we will not be treated as a PFIC for our current taxable year ending December 31, 2026, or for any future taxable year or that the IRS will not take a position contrary to any position that we take.
We will be treated as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if, applying applicable look-through rules, either:
•at least 75% of our gross income for such year is passive income; or
•at least 50% of the value of our assets (generally determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.
For this purpose, passive income generally includes dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person). We generally will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% by value of the stock.
Changes in the composition of our income or assets may cause us to be or become a PFIC. The determination of whether we will be a PFIC for any taxable year will also depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market value of our ordinary shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in this offering. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years because our liquid assets and cash (which are for this purpose considered assets that produce passive income) may then represent a greater percentage of our overall assets. Further, while we believe our classification methodology and valuation approach are reasonable, it is possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our being or becoming a PFIC for the current or one or more future taxable years.
If we are a PFIC for any taxable year during which you hold ordinary shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold ordinary shares, unless we were to cease to be a PFIC and you make a “deemed sale” election with respect to the ordinary shares. If such election is made, you will be deemed to have sold the ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, you will not be subject to the rules described below with respect to any “excess distribution” you receive from us or any gain from an actual sale or other disposition of the ordinary shares. You are strongly urged to consult your tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to you.

If we are a PFIC for any taxable year during which you hold ordinary shares, then, unless you make a “mark-to-market” election (as discussed below), you generally will be subject to special adverse tax rules with respect to any “excess distribution” that you receive from us and any gain that you recognize from a sale or other disposition, including a pledge, of the ordinary shares. For this purpose, distributions that you receive in a taxable year that are greater than 125% of the average annual distributions that you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these rules:
•the excess distribution or recognized gain will be allocated ratably over your holding period for the ordinary shares;
•the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in your holding period prior to the first taxable year in which we were treated as a PFIC, will be treated as ordinary income; and
•the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.
If we are a PFIC for any taxable year during which you hold ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, you would be treated as owning a proportionate amount (by value) of the shares of each such non-United States entity classified as a PFIC (each such entity, a lower-tier PFIC) for purposes of the application of these rules. You should consult your tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.
If we are a PFIC for any taxable year during which you hold ordinary shares, then in lieu of being subject to the tax and interest-charge rules discussed above, you may be eligible to make an election to include gain on our ordinary shares as ordinary income under a mark-to-market method, provided that such ordinary shares constitute “marketable stock.” Marketable stock is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. Our ordinary shares are listed on The Nasdaq Global Select Market, which is a qualified exchange or other market for these purposes. Consequently, if the ordinary shares are regularly traded within the meaning of the applicable Treasury Regulations, we expect that the mark-to-market election would be available to you if we became a PFIC, but no assurances are given in this regard.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were a PFIC for any taxable year, a United States Holder that makes the mark-to-market election may continue to be subject to the tax and interest charges under the general PFIC rules with respect to such United States Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.
In certain circumstances, a shareholder in a PFIC may avoid the adverse tax and interest-charge regime described above by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to the ordinary shares only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable Treasury Regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.
A United States Holder that holds the ordinary shares in any year in which we are a PFIC will be required to file an annual report containing such information as the United States Treasury Department may require. You should consult your tax advisors regarding the application of the PFIC rules to your ownership and disposition of the ordinary shares and the availability, application and consequences of the elections discussed above.

Information Reporting and Backup Withholding
Information reporting to the IRS and backup withholding generally will apply to dividends in respect of our ordinary shares, and the proceeds from the sale or exchange of our ordinary shares, that are paid to you within the United States (and in certain cases, outside the United States), unless you furnish a correct taxpayer identification number and make any other required certification, generally on IRS Form W-9 or you otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding generally are allowed as a credit against your United States federal income tax liability, and you may be entitled to obtain a refund of any excess amounts withheld under the backup withholding rules if you file an appropriate claim for refund with the IRS and furnish any required information in a timely manner.
United States Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules.
Information with Respect to Foreign Financial Assets
United States Holders who are individuals (and certain entities closely held by individuals) generally will be required to report our name, address and such information relating to an interest in the ordinary shares as is necessary to identify the class or issue of which the ordinary shares are a part. These requirements are subject to exceptions, including an exception for ordinary shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed US$50,000.
United States Holders should consult their tax advisors regarding the application of these information reporting rules.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into a sales agreement with TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, Needham & Company, LLC, and Craig-Hallum Capital Group LLC, under which we may issue and sell from time to time up to $200,000,000 of our ordinary shares through or to the Agents as our sales agents or principals. Sales of our ordinary shares, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made through The Nasdaq Global Select Market or on any other existing trading market for our ordinary shares, or by any other method permitted by law. Sales pursuant to the sales agreement may be made through affiliates of the Agents.
The Agents will offer our ordinary shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the Agents. However, our ordinary shares will only be offered and sold through one Agent on any particular trading day. We will designate the maximum amount of ordinary shares to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents. Subject to the terms and conditions of the sales agreement, the Agents will use their commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct the Agents not to sell the ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agents may suspend the offering of the ordinary shares being made through the Agents under the sales agreement upon proper notice to the other party. We and the Agents each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to the Agents equals up to 3.0% of the gross sales price of the shares sold through them pursuant to the sales agreement. We have also agreed to reimburse the Agents up to $100,000 of the Agents’ actual outside legal expenses incurred by the Agents in connection with the execution of the sales agreement, in addition to certain ongoing disbursements of their legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the sales agreement, will be approximately $684,120.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ordinary shares.
Each Agent will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which our ordinary shares are sold by the Agent under the sales agreement. Each confirmation will include the number of our ordinary shares sold through it as Agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of ordinary shares sold through the Agents under the sales agreement and the net proceeds to us in connection with the sales of ordinary shares.
Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of the ordinary shares on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. As sales agents, the Agents will not engage in any transactions that stabilizes our ordinary shares.

Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “ICHR”. The transfer agent and registrar for our ordinary shares is Broadridge Financial Solutions, Inc.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the sales agreement as an exhibit to a Form 8-K to be incorporated by reference in the registration statement of which this prospectus supplement forms a part.
Other Relationships
The Agents and/or their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, or may in the future receive, customary fees. The Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Certain of the Agents and/or their affiliates are lenders under certain of our existing indebtedness. As described in “Use of Proceeds,” some of the net proceeds of this offering may be used for the repayment or refinancing of outstanding debt. In the event that more than 5% of the net proceeds of this offering is received by one or more of the Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. In such event, such Agent(s) will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. However, pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our ordinary shares have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

LEGAL MATTERS
Selected legal matters as to U.S. law in connection with this offering will be passed upon by Sheppard Mullin, Richter, and Hampton LLP, Chicago, Illinois. The validity of the ordinary shares offered pursuant to this prospectus supplement will be passed upon by Maples and Calder (Cayman) LLP. The Agents are being represented by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts in connection with this offering.
EXPERTS
The consolidated financial statements of Ichor Holdings, Ltd. as of December 26, 2025 and December 27, 2024, and for each of the years in the three-year period ended December 26, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 26, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The accompanying prospectus of which this prospectus supplement forms a part, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our securities, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus supplement relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, at the website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus supplement does not and will not constitute a part of this prospectus supplement, or the accompanying prospectus.
In addition, we are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file periodic reports, proxy statements, and other information with the SEC (File No. 001-37961). These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above and on our website, ir.ichorsystems.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus supplement or the accompanying prospectus, and you should not consider the contents of, or other information accessible through, our website in making an investment decision with respect to our ordinary shares. You may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement or the accompanying prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:
•the Company’s Annual Report on Form 10-K for the year ended December 26, 2025, filed on February 20, 2026;
•the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2026, filed on May 5, 2026;
•the Company’s Current Report on Form 8-K, filed on May 14, 2026 (excluding any portions of such reports that were “furnished” rather than “filed”); and
•the description of the Company’s ordinary shares contained in the Registration Statement on Form 8-A dated December 6, 2016 filed with the SEC to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained therein or in any other subsequently filed document which also is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request copies of these filings at no cost to you by writing or telephoning us as follows:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
Attention: Secretary

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Ichor Holdings, Ltd.
Ordinary Shares
Preferred Shares
Warrants

We may offer and sell from time to time in one or more offerings any combination of ordinary shares, preferred shares or warrants described in this prospectus.
This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “ICHR.” On May 15, 2026, the last reported sale price for our ordinary shares was $73.27 per share.
Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 18, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of ordinary shares, preferred shares or warrants to purchase equity securities in one or more offerings.
Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus and any related prospectus supplement to this prospectus is accurate as of the date on their respective covers, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.
To understand the terms of the securities described in this prospectus, you should carefully read any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”
The terms the “Company,” “we,” “us,” and “our” as used in this prospectus refer to Ichor Holdings, Ltd. and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE COMPANY
Overview
We are a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e‑beam and laser welded components, precision vacuum and hydrogen brazing and surface treatment technologies, and other proprietary products.
Fluid delivery subsystems ensure accurate measurement and uniform delivery of specialty gases and chemicals at critical steps in the semiconductor manufacturing processes. Any malfunction or material degradation in fluid delivery reduces yields and increases the likelihood of manufacturing defects in these processes. Most original equipment manufacturers (“OEMs”) outsource all or a portion of the design, engineering, and manufacturing of their gas delivery subsystems to a few specialized suppliers, including us. Additionally, many OEMs are outsourcing the design, engineering, and manufacturing of their chemical delivery subsystems due to the increased fluid expertise required to manufacture these subsystems. Outsourcing these subsystems allows OEMs to leverage their suppliers’ highly specialized engineering, design, and production skills while focusing their internal resources on their own value-added processes. Outsourcing enables OEMs to reduce their costs and development time, as well as provide growth opportunities for specialized subsystems suppliers like us.
We have a global footprint with production facilities in California, Minnesota, Oregon, Texas, Singapore, Malaysia, and Mexico. Our two largest customers by revenue are Lam Research and Applied Materials.
Our principal executive offices are located at 3185 Laurelview Ct., Fremont, California 94538. Our telephone number is (510) 897-5200. Our internet address is ichorsystems.com. We make a variety of information available, free of charge, at our Investor Relations website, ir.ichorsystems.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS
An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider before making an investment decision:
•the risk factors described in our Annual Report on Form 10-K for the year ended December 26, 2025, filed on February 20, 2026;
•the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement; and
•any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which are incorporated by reference herein, in each case excluding any information furnished to, rather than filed with, the SEC.
Each of the risks described below and in the other documents noted above could materially and adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity, and could result in a partial or complete loss of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may also adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include statements relating to our future financial condition, industry outlooks and trends, and operating results, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. These factors, risks, and uncertainties include but are not limited to the factors described under “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.
Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Forward-Looking Statements” and “Risk Factors” in this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus under the heading “Risk Factors,” as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment of debt, working capital, capital expenditures and acquisitions. We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Net proceeds may be temporarily invested prior to use in short- and medium-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF OUR SHARE CAPITAL
Material provisions of our amended and restated memorandum and articles of association and relevant sections of Cayman Islands law are summarized below. The following summary is qualified in its entirety by the provisions of our memorandum and articles of association.
General
As of May 15, 2026, we had authorized share capital of 200,000,000 ordinary shares, each with a par value of $0.0001, and 20,000,000 preferred shares, each with a par value of $0.0001.
Ordinary Shares
Holders of ordinary shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of ordinary shares are entitled to receive ratably such dividends, if any, as may be declared by our directors out of funds legally available therefor. We do not expect for the foreseeable future to pay dividends on our ordinary shares. Instead, we anticipate that all of our earnings, if any, in the foreseeable future will be used for working capital and other general corporate purposes. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of ordinary shares are entitled to share ratably in any assets for distribution to shareholders upon our liquidation, dissolution or winding up.
There are no conversion, redemption or sinking fund provisions applicable to the ordinary shares.
Preferred Shares
Our board of directors is authorized, without any action by our shareholders, to designate and issue preferred shares in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of our ordinary shares. It is not possible to state the actual effect of the issuance of any shares of preferred shares upon the rights of holders of our ordinary shares until the board of directors determines the specific rights of the holders of such preferred shares. However, the effects might include, among other things:
•impairing dividend rights of our ordinary shares;
•diluting the voting power of our ordinary shares;
•impairing the liquidation rights of our ordinary shares; and
•delaying or preventing a change of control of us without further action by our shareholders.
No preferred shares are issued and outstanding, and we have no present plan to issue any of our preferred shares.
Limitations on the Right to Own or Vote Shares
As a Cayman Islands exempted company, we may not hold our own shares as a shareholder, save for shares that are redeemed or repurchased by us or surrendered by a shareholder and held as treasury shares. We may not exercise any voting or other rights in respect of treasury shares nor may any dividend be declared or paid or other distribution be made in respect of treasury shares. However, bonus shares may be issued in respect of treasury shares although they will, in turn, be treated as treasury shares.

Limitations on Transfer of Shares
Our articles of association give our directors, at their discretion, the right to decline to register any transfers of shares including shares that are not fully paid-up shares.
Disclosure of Shareholder Ownership
There are no provisions in our amended and restated memorandum of association or articles of association governing the ownership threshold above which shareholder ownership must be disclosed by any shareholder.
Changes in Share Capital
We may, from time to time, by ordinary resolution passed by a majority of the votes cast by shareholders present at a shareholder meeting entitled to vote on such resolution, or passed by a unanimous written consent of our shareholders, increase our authorized share capital by such sum, to be allocated among shares of such par value, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in the original share capital. We may by ordinary resolution passed at a shareholder meeting by a majority of the votes cast by shareholders present at such meeting and entitled to vote on such resolution, or passed by a unanimous written consent of our shareholders:
•consolidate our share capital into shares of larger par value than our existing shares;
•sub-divide our share capital into shares of smaller par value;
•divide our shares into multiple classes; and
•cancel any shares which, at the date of the passing of the resolution, have not been issued and diminish the amount of the shares so cancelled.
We may by special resolution passed by at least two-thirds of the votes cast by shareholders present at a shareholder meeting and entitled to vote on such resolution, or passed by a unanimous written consent of our shareholders, reduce our share capital to the extent not representing shares in issue or following court application and consent, reduce our share capital in relation to shares in issue or any capital redemption reserve fund maintained in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Islands Companies Law”).
Amendments
Our articles of association provide that our articles of association may only be amended at a shareholder meeting upon approval by two-thirds of the votes cast by our shareholders.
Material Differences in Corporate Law
The Cayman Islands Companies Law is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation Bylaws	Memorandum of Association Articles of Association

	Delaware	Cayman Islands
Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.
As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:
•a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);
•a duty not to personally profit from opportunities that arise from the office of director;
•a duty to avoid conflicts of interest; and
•a duty to exercise powers for the purpose for which such powers were conferred.
A director of a Cayman Islands exempted company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience.

Limitations on Personal Liability of Directors
Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.
Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own actual fraud, dishonesty or willful default.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own actual fraud, dishonesty or willful default.
Interested Directors	Under Delaware law, subject to provisions in the certificate of incorporation, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Our articles of association contain provisions that permit a director to vote on a transaction in which he or she is interested provided he or she discloses such interest to the board of directors prior to the vote.

	Delaware	Cayman Islands
Voting Requirements
The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.
In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up the company.
The Cayman Islands Companies Law requires that a special resolution be passed by a super majority of two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting or by way of unanimous written consent.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The Cayman Islands Companies Law defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolution” as a whole, or with respect to specific provisions. Our articles of association provide that with respect to the election of directors, an ordinary resolution shall be passed by a majority of the votes cast by such members as being entitled to vote in person or by proxy or by way of unanimous written consent.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the articles of association.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

	Delaware	Cayman Islands
Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our articles of association provide that only shareholders that hold more than 15% of our outstanding ordinary shares (unless the Exchange Act and proxy rules provide otherwise) and comply with our advance notice provisions may nominate directors. Our articles of association also provide that shareholders may only remove directors for cause and with a special resolution of two-thirds of our outstanding ordinary shares. Under our articles of association, vacancies on the board are generally filled by the vote of a majority of the directors elected or then in office.
Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Cayman Islands Companies Law provides for mergers and consolidations where two or more companies are being formed into a single entity. The legislation makes a distinction between a “consolidation” and a “merger”. In a consolidation, a new company is incorporated from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving company, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware	Cayman Islands
Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.
Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.
Under Cayman Islands Companies Law, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.
Shareholder approval is not required where a parent company registered in the Cayman Islands seeks to merge with one or more of its subsidiaries registered in the Cayman Islands and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands exempted company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions;

Delaware	Cayman Islands

(iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the director of the Cayman Islands exempted company is further required to make a declaration to the effect that, having made due inquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Delaware	Cayman Islands
Secured creditors must consent to the merger although application can be made to the Grand Court of the Cayman Islands to proceed if such secured creditor does not grant its consent to the merger. Where a foreign company wishes to merge with a Cayman company, consent or approval to the transfer of any security interest granted by the foreign company to the resulting Cayman entity in the transaction is required, unless otherwise released or waived by the secured party. If the merger plan is approved, it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate of merger which shall be prima facie evidence of compliance with all requirements of the Companies Law in respect of the merger or consolidation.
The surviving entity remains active while the other company or companies are automatically dissolved. Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date

Delaware	Cayman Islands

of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.
Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Delaware	Cayman Islands

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement”. This option is not used with any frequency because a business transaction can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. In the event that a business transaction is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose.
The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction ought not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:
•the company is not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;
•the shareholders and creditors (as applicable) have been fairly represented at the meeting in question; and
•the arrangement is such as a businessman would reasonably approve; and the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Law or that would amount to a “fraud on the minority” (a legal concept, different than “fraud” in the sense of dishonesty).

Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.
If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

	Delaware	Cayman Islands
Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	The rights of shareholders under Cayman Islands law are not as extensive as those under Delaware law. Class actions are generally not available to shareholders under Cayman Islands laws and Maples and Calder (Cayman) LLP, our Cayman Islands counsel, is not aware of a significant number of such reported actions having been brought in Cayman Islands courts. Derivative actions have been brought in the Cayman Islands courts and the Cayman Islands courts have confirmed the availability for such actions. In principle, we will normally be the proper plaintiff in any claim based on a breach of duty owed to us and a derivative action may not be brought by a minority shareholder. However, the Cayman Islands courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to it where the act complained of is alleged to be beyond the company’s corporate power or is illegal or would result in the violation of its memorandum of association or articles of association or where the individual rights of the plaintiff shareholder have been infringed or are about to be infringed. Furthermore, consideration would be given by the court to acts that are alleged to constitute a “fraud on the minority” or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorney’s fees incurred in connection with such action.
Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records of the company. However, these rights may be provided in the company’s articles of association. Under our articles of association, shareholders will not have any rights to inspect or obtain copies of shareholder lists or other corporate records, provided that a list of shareholders will be made available at our principal executive office or other specified location for ten business days prior to each general meeting of shareholders.

	Delaware	Cayman Islands
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Islands Companies Law does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s articles of association. Our articles of association provide that only shareholders that comply with our advance notice provisions may submit proposals to be brought before a meeting.
Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.
The Cayman Islands Companies Law allows a special resolution to be passed in writing if signed by all the shareholders and authorized by the articles of association.
Our articles of association authorize such written consents, but we believe that the unanimity requirement has made this option impractical since the consummation of our initial public offering.

Calling of Special Shareholders Meeting	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.
The Cayman Islands Companies Law does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.
Our articles of association allow only a majority of our directors or the chairman of our board of directors to call extraordinary general meetings.

Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Broadridge Corporate Issuer Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, NY 11717.
Listing
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “ICHR.”

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
We may issue warrants to purchase equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:
•the title of the warrants;
•the designation, amount and terms of the securities for which the warrants are exercisable;
•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•the price or prices at which the warrants will be issued;
•the aggregate number of warrants;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•the terms of any mandatory or optional redemption provisions relating to the warrants;
•the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;
•if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;
•the identity of the warrant agent;
•if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of warrants which may be exercised at any time; and
•information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION
We may sell securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;
•to or through underwriters, brokers or dealers; or
•through a combination of any of these methods.
A distribution of shares of our securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the shares of our securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our ordinary shares received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of our ordinary shares under this prospectus; or
•loan or pledge shares of our ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell shares of our securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

We may sell securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.
The prospectus supplement will include the specific plan of distribution, which will include the following information:
•terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•the terms of any arrangement entered into with any dealer or agent.
Sale Through Underwriters or Dealers
If underwriters are used in the sale of shares of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer our securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell our securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of shares of our securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities for the particular securities being distributed for a period of up to two business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
Direct Sales and Sales Through Agents
We may sell our securities directly, and not through underwriters or agents. Our securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell our securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase our securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our ordinary shares that are listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.
In connection with any offering of our securities, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our ordinary shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of shares of our ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters with regard to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Sheppard, Mullin, Richter, and Hampton LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Maples and Calder (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law.
EXPERTS
The consolidated financial statements of Ichor Holdings, Ltd. as of December 26, 2025 and December 27, 2024, and for each of the years in the three-year period ended December 26, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 26, 2025 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our securities, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, at the website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the registration statement of which this prospectus is a part.
In addition, we are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying at the website of the SEC referred to above. You may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed):
•Ichor Holdings, Ltd.’s Annual Report on Form 10-K for the year ended December 26, 2025, filed on February 20, 2026;
•Ichor Holdings, Ltd.’s Quarterly Reports on Form 10-Q for the quarter ended March 27, 2026, filed on May 5, 2026;
•Ichor Holdings, Ltd.’s Current Report on Form 8-K filed on May 14, 2026 (excluding any portions of such reports that were “furnished” rather than “filed”); and
•the description of the Company’s ordinary shares contained in the Registration Statement on Form 8-A12B filed on December 6, 2016 with the SEC to register such securities under the Exchange Act and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 26, 2025, filed on February 20, 2026.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), unless otherwise indicated therein, after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request copies of these filings at no cost to you by writing or telephoning us as follows:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
Attention: Secretary
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

Up to $200,000,000
Ordinary Shares

ICHOR HOLDINGS, LTD.

PROSPECTUS SUPPLEMENT

TD Cowen	Stifel	Needham & Company	Craig-Hallum

May 18, 2026